SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of Earliest Event Reported): July 3, 2003

Andersen Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-1460 (Commission File Number)	06-0659863 (IRS Employer Identification No.)

405 Park Avenue, Suite 1202 New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 826-8942

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)       Exhibits

The exhibit listed below is being furnished with this Form 8-K.

Exhibit Number                        Description

99.1                                         Press Release dated July 3, 2003.

Item 9.  Regulation FD Disclosure.  (The following discussion is furnished under "Item 12. Results of Operations and Financial Condition").

On July 3, 2003, Andersen Group, Inc. (the "Company") announced via press release that it had received a Nasdaq Staff Determination Letter dated July 1, 2003 indicating that the Company failed to comply with the market value of publicly held share requirement for continued listing on the Nasdaq National Market.  The Company has requested a hearing before a Nasdaq Listing Qualifications Panel to review this determination.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Andersen Group, Inc.
(Registrant)

Date:    July 3, 2003

/s/ Andrew M. O'Shea
Name:  Andrew M. O'Shea
Title:     Chief Financial Officer